ITEM 77 C

                 MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

         Allied Investment Advisors, Inc. ("AIA") serves as the advisor to each series of the Registrant. Effective April 1, 2003, AIA became a wholly-owned subsidiary of Manufacturers and Traders Trust Company ("M&T Trust"), the principal financial services operating subsidiary of M&T Bank Corporation ("M&T"), a publicly-traded holding company based in Buffalo, New York. M&T's ownership of AIA is a result of an agreement entered into on September 26, 2002, between M&T and Allied Irish Banks, p.l.c. (AIB), under which M&T was to acquire Allfirst Financial Inc., the former indirect parent corporation of AIA, and parent corporation of Allfirst Bank, the direct parent of AIA (the "Acquisition").

         At a special meeting of shareholders held on January 31, 2003, shareholders of each Portfolio approved a new investment advisory agreement between AIA and the Registrant with respect to each series of the Registrant. In addition, at the special meeting of shareholders held on January 31, 2003, shareholders of the International Equity Portfolio and the Emerging Markets Equity Portfolio approved new investment subadvisory agreements between AIA and AIB Investment Managers Limited ("AIBIM"), and AIA and Govett Investment Management Limited ("Govett-London"). The shareholder vote was held because the Investment Company Act of 1940, as amended, requires a shareholder vote to approve a new advisory agreement or subadvisory agreement in connection with business transactions such as the Acquisition. The new advisory agreement between AIA and the Registrant is substantially identical to the former advisory agreement, except for the dates of execution and termination. The new advisory agreement became effective upon consummation of the Acquisition on April 1, 2003. The new subadvisory agreements between AIA and AIBIM, and AIA and Govett-London, are substantially identical to the former agreements, except for the dates of execution and termination. The new subadvisory agreements became effective upon consummation of the Acquisition on April 1, 2003.

         The proposal for the new investment advisory agreement between AIA and Registrant was approved by shareholders of each series of the Registrant as follows:

by 16,702,894.428 of the shares of the Balanced Portfolio present at the meeting (86.60% of the outstanding shares of the Portfolio) with 86.84% of the 19,288,006 shares of voting stock outstanding for the Balanced Portfolio on the Record Date present by proxy; by 15,413,467.759 of the shares of the Blue Chip Equity Portfolio present at the meeting (94.30% of the outstanding shares of the Portfolio) with 94.56% of the 16,345,279 shares of voting stock outstanding for the Blue Chip Equity Portfolio on the Record Date present by proxy, by 8,457,033.448 of the shares of the Capital Growth Portfolio present at the meeting (69.15% of the outstanding shares of the Portfolio) with 70.91% of the 12,229,436 shares of voting stock outstanding for the Capital Growth Portfolio on the Record Date present by proxy, by 341,195.233 of the shares of the Emerging Markets Equity Portfolio present at the meeting (49.75% of the outstanding shares of the Portfolio) with 52.77% of the 685,819 shares of voting stock outstanding for the Emerging Markets Equity Portfolio on the Record Date present by proxy; by 7,470,229.883 of the shares of the Equity Income Portfolio present at the meeting (96.11% of the outstanding shares of the


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Portfolio) with 96.20% of the 7,772,580  shares of voting stock  outstanding for
the  Equity  Income   Portfolio  on  the  Record  Date  present  by  proxy;   by
8,120,550.298 of the shares of the Equity Index Portfolio present at the meeting (66.35% of the outstanding shares of the Portfolio) with 66.41% of the 12,238,154 shares of voting stock outstanding for the Equity Index Portfolio on the Record Date present by proxy; by 22,190,188.424 of the shares of the Income Portfolio present at the meeting (86.04% of the outstanding shares of the Portfolio) with 86.96% of the 25,790,559 shares of voting stock outstanding for the Income Portfolio on the Record Date present by proxy; by 11,407,403.187 of the shares of the Intermediate Fixed Income Portfolio present at the meeting (92.83% of the outstanding shares of the Portfolio) with 92.98% of the 12,288,305 shares of voting stock outstanding for the Intermediate Fixed Income Portfolio on the Record Date present by proxy; by 2,719,868.527 of the shares of the International Equity Portfolio present at the meeting (80.49% of the outstanding shares of the Portfolio) with 81.07% of the 3,379,263 shares of voting stock outstanding for the International Equity Portfolio on the Record Date present by proxy, by 12,012,900.663 of the shares of the Maryland Tax-Free Portfolio present at the meeting (98.96% of the outstanding shares of the Portfolio) with 99.44% of the 12,139,741 shares of voting stock outstanding for the Maryland Tax-Free Portfolio on the Record Date present by proxy; by 7,153,133.430 of the shares of the Mid-Cap Equity Portfolio present at the meeting (96.45% of the outstanding shares of the Portfolio) with 96.71% of the 7,416,107 shares of voting stock outstanding for the Mid-Cap Equity Portfolio on the Record Date present by proxy; by 847,808,173.939 of the shares of the Money Market Portfolio present at the meeting (52.84% of the outstanding shares of the Portfolio) with 53.32% of the 1,604,382,546 shares of voting stock outstanding for the Money Market Portfolio on the Record Date present by proxy; by 17,243,896.000 of the shares of the Pennsylvania Tax-Free Money Market Portfolio present at the meeting (88.89% of the outstanding shares of the Portfolio) with 88.93% of the 19,399,180 shares of voting stock outstanding for the Pennsylvania Tax-Free Money Market Portfolio on the Record Date present by proxy; by 14,660,892.880 of the shares of the Pennsylvania Tax-Free Portfolio present at the meeting (93.05% of the outstanding shares of the Portfolio) with 93.05% of the 15,756,168 shares of voting stock outstanding for the Pennsylvania Tax-Free Portfolio on the Record Date present by proxy; by 30,611,076.000 of the shares of the Prime Cash Management Portfolio present at the meeting (54.39% of the outstanding shares of the Portfolio) with 54.39% of the 56,285,560 shares of voting stock outstanding for the Prime Cash Management Portfolio on the Record Date present by proxy; by 5,835,654.017 of the shares of the Short-Term Bond Portfolio present at the meeting (88.86% of the outstanding shares of the Portfolio) with 92.92% of the 6,567,543 shares of voting stock outstanding for the Short-Term Bond Portfolio on the Record Date present by proxy; by 5,340,144.451 of the shares of the Short-Term Treasury Portfolio present at the meeting (98.19% of the outstanding shares of the Portfolio) with 98.26% of the 5,438,514 shares of voting stock outstanding for the Short-Term Treasury Portfolio on the Record Date present by proxy; by 5,791,391.000 of the shares of the Small-Cap Equity Portfolio present at the meeting (60.99% of the outstanding shares of the Portfolio) with 62.03% of the 9,496,442 shares of voting stock outstanding for the Small-Cap Equity Portfolio on the Record Date present by proxy; by 105,981.000 of the shares of the Social Issues Blue Chip Equity Portfolio present at the meeting (99.99% of the outstanding shares of the Portfolio) with 99.99% of the 105,992 shares of voting stock outstanding for the Social Issues Blue Chip Equity Portfolio on the Record Date present by proxy; by 16,790.000 of the shares of the Social Issues Capital Growth Portfolio present at the meeting (66.18% of the outstanding shares of the Portfolio) with 66.18% of the 25,369 shares of


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voting stock  outstanding for the Social Issues Capital Growth  Portfolio on the
Record Date present by proxy; by 303,783.000 of the shares of the Social Issues Intermediate Fixed Income Portfolio present at the meeting (100.00% of the outstanding shares of the Portfolio) with 100% of the 303,795 shares of voting stock outstanding for the Social Issues Intermediate Fixed Income Portfolio on the Record Date present by proxy; by 8,109.346 of the shares of the Social
Issues Small-Cap Equity Portfolio present at the meeting (54.91% of the outstanding shares of the Portfolio) with 54.91% of the 14,767 shares of voting stock outstanding for the Social Issues Small-Cap Equity Portfolio on the Record Date present by proxy; by 13,481,401.000 of the shares of the Tax-Free Cash Management Portfolio present at the meeting (80.91% of the outstanding shares of the Portfolio) with 80.91% of the 16,661,950 shares of voting stock outstanding for the Tax-Free Cash Management Portfolio on the Record Date present by proxy; by 118,851,465.100 of the shares of the Tax-Free Money Market Portfolio present at the meeting (72.52% of the outstanding shares of the Portfolio) with 72.53% of the 163,889,115 shares of voting stock outstanding for the Tax-Free Money Market Portfolio on the Record Date present by proxy; by 9,467,410.371 of the shares of the U.S. Government Bond Portfolio present at the meeting (93.04% of the outstanding shares of the Portfolio) with 93.56% of the 10,175,478 shares of voting stock outstanding for the U.S. Government Bond Portfolio on the Record Date present by proxy; by 660,885,522.000 of the shares of the U.S. Government Cash Management Portfolio present at the meeting (66.91% of the outstanding shares of the Portfolio) with 67.00% of the 987,710,615 shares of voting stock outstanding for the U.S. Government Cash Management Portfolio on the Record Date present by proxy; by 1,334,860,266.370 of the shares of the U.S. Government Money Market Portfolio present at the meeting (84.30% of the outstanding shares of the Portfolio) with 84.33% of the 1,583,508,973 shares of voting stock outstanding for the U.S. Government Money Market Portfolio on the Record Date present by proxy; by 23,819,145.820 of the shares of the U.S. Treasury Cash Management Portfolio present at the meeting (58.91% of the outstanding shares of the Portfolio) with 59.00% of the 40,434,866 shares of voting stock outstanding for the U.S. Treasury Cash Management Portfolio on the Record Date present by proxy; by 281,929,615.100 of the shares of the U.S. Treasury Money Market
Portfolio present at the meeting (60.46% of the outstanding shares of the Portfolio) with 60.55% of the 466,300,671 shares of voting stock outstanding for the U.S. Treasury Money Market Portfolio on the Record Date present by proxy; and by 19,204,566.180 of the shares of the Value Equity Portfolio present at the meeting (77.11% of the outstanding shares of the Portfolio) with 78.50% of the 24,906,752 shares of voting stock outstanding for the Value Equity Portfolio on the Record Date present by proxy.

         The proposal for the new investment subadvisory agreement between AIA and AIBIM was approved by shareholders of the ARK Funds Emerging Markets Equity Portfolio as follows: by 339,227.973 of the shares present at the meeting (49.46% of the outstanding shares of the Portfolio) with 52.77% of the 685,819 shares of voting stock outstanding for the Emerging Markets Equity Portfolio on the Record Date present at the meeting by proxy.

         The proposal for the new investment subadvisory agreement between AIA and Govett London was approved by shareholders of the ARK Funds International Equity Portfolio as follows: by 2,717,283.058 of the shares present at the meeting (80.41% of the outstanding shares of the Portfolio) with 81.07% of the 3,379,263 shares of voting stock outstanding for the International Equity Portfolio on the Record Date present at the meeting by proxy.